                                                                     Exhibit 5.1

                [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]


                                August 21, 1998


MBNA America Bank, National Association
400 Christiana Road
Newark, Delaware  19713

          Re:  MBNA Master Credit Card Trust II
               --------------------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel for MBNA America Bank, National Association, a national banking association (the "Bank"), in connection with the proposed issuance and sale of series certificates (the "Certificates") by the MBNA Master Credit Card Trust II pursuant to a Pooling and Servicing Agreement, dated as of August 4, 1994, as amended by the First Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of March 11, 1996, as amended by the Second Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of June 2, 1998 (the "Original Pooling and Servicing Agreement"), by and between the Bank, as Seller and Servicer, and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, as trustee (the "Trustee"), as amended by Assignment No. 1 of Receivables in Additional Accounts, dated as of September 19, 1994 (the "First Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 2 of Receivables in Additional Accounts, dated as of November 15, 1994 (the "Second Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 3 of Receivables in Additional Accounts, dated as of March 30, 1995 (the "Third Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 4 of Receivables in Additional Accounts, dated as of July 6, 1995 (the "Fourth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 5 of Receivables in Additional Accounts, dated as of October 3, 1995 (the "Fifth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 6 of Receivables in Additional Accounts, dated as of March 8, 1996 (the "Sixth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 7 of Receivables in Additional Accounts, dated as of May 30, 1996 (the "Seventh Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 8 of Receivables in Additional Accounts, dated as of September 4, 1996 (the "Eighth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 9 of Receivables in Additional Accounts, dated as of October 3, 1996 (the "Ninth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 10 of Receivables in Additional
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MBNA America Bank, National Association
August 21, 1998
Page 2

Accounts, dated as of November 5, 1996 (the "Tenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 11 of Receivables in Additional Accounts, dated as of February 4, 1997 (the "Eleventh Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 12 of Receivables in Additional Accounts, dated as of April 4, 1997 (the "Twelfth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 13 of Receivables in Additional Accounts, dated as of July 2, 1997 (the "Thirteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 14 of Receivables in Additional Accounts, dated as of October 2, 1997 (the "Fourteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 15 of Receivables in Additional Accounts, dated as of December 17, 1997 (the "Fifteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 16 of Receivables in Additional Accounts, dated as of April 10, 1998 (the "Sixteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, and by Assignment No. 17 of Receivables in Additional Accounts, dated as of July 2, 1998 (the "Seventeenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, and as to be supplemented from time to time by Supplements in the form of the supplements which are attached as Exhibits 4.4 and 4.5 to the Registration Statement (as defined below) (each, a "Supplement") (the Original Pooling and Servicing Agreement as amended by the First Assignment, the Second Assignment, the Third Assignment, the Fourth Assignment, the Fifth Assignment, the Sixth Assignment, the Seventh Assignment, the Eighth Assignment, the Ninth Assignment, the Tenth Assignment, the Eleventh Assignment, the Twelfth Assignment, the Thirteenth Assignment, the Fourteenth Assignment, the Fifteenth Assignment, the Sixteenth Assignment and the Seventeenth Assignment, and as to be supplemented by a Supplement is hereinafter referred to as the "Pooling and Servicing Agreement"). At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

     (a)  The Pooling and Servicing Agreement;

     (b) The Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Bank with the Securities and Exchange Commission on or about August 21, 1998, including a related preliminary prospectus (the "Prospectus"); and

     (c)  A certificate of an officer of the Bank, dated August 21, 1998.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document not listed above that bears upon or is inconsistent with the opinions stated herein. We have

MBNA America Bank, National Association
August 21, 1998
Page 3

conducted no factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. In connection with the formation and authorization to transact business of the Bank, in rendering this opinion, we have relied upon an opinion, dated August 21, 1998, of John W. Scheflen, Esquire, a copy of which is attached hereto as Exhibit "A."

     With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

     For purposes of this opinion, we have assumed that, at the time of issuance and sale of the Certificates, (i) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (ii) the Bank will be a national banking association duly formed and validly existing under the laws of the United States of America, (iii) the Bank will have all necessary corporate power and authority to cause the issuance and sale of the Certificates, (iv) the Bank will have taken all necessary corporate action to cause the issuance and sale of the Certificates, (v) the issuance and sale of the Certificates will not be contrary to any applicable law, rule, regulation or order, and (vi) in connection with the documents of which we have reviewed a form, all blanks contained in such documents will be properly and appropriately completed, and optional provisions included in such documents will be properly and appropriately selected, and as executed, such documents will conform with the forms of the documents reviewed by us.

     This opinion is limited to the laws of the State of Delaware and United States of America federal law, and we have not considered and express no opinion on the laws of any other jurisdiction. Our opinions are rendered only with respect to Delaware and United States of America federal laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when issued and sold in accordance with the terms of the Pooling and Servicing Agreement, including when duly executed and authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and issued and delivered against payment therefor, the Certificates will be legally issued, fully paid and nonassessable and entitled to the benefits of the Pooling and Servicing Agreement.

     We understand that you will file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in connection with the filing by the Bank of the Registration Statement under the Securities Act of 1933, as amended. We hereby consent

MBNA America Bank, National Association
August 21, 1998
Page 4

to the filing of this opinion with the Securities and Exchange Commission. This opinion is rendered solely for your benefit in connection with the foregoing. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                          Very truly yours,

                                          /s/ Richards, Layton & Finger, P.A.


MIL/DJM/dts

                                                                       EXHIBIT A


                    [LETTERHEAD OF MBNA AMERICA BANK, N.A.]



                                August 21, 1998


Richards, Layton & Finger
One Rodney Square
P.O. Box 551
Wilmington, Delaware  19899

     Re: MBNA Master Credit Card Trust II, Asset Backed Certificates MBNA America Bank, National Association (Seller)
          Registration Statement on Form S-3

Gentlemen:

     I am familiar with the registration statement on Form S-3 to be filed on or about August 21, 1998 ("the Registration Statement") by MBNA America Bank, National Association, a national banking association (the "Bank"), on behalf of MBNA Master Credit Card Trust II (the "Trust") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the issuance from time to time by the Trust of a series (each, a "Series") of its Asset Backed Certificates representing undivided interests in the Trust. The Series of Asset Backed Certificates to be issued by the Trust in offerings pursuant to the Registration Statement are collectively referred to herein as the "Certificates."

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion.

     Based upon the forgoing, I am of the opinion that the Bank is a national banking association formed under the laws of the United States of America and is authorized thereunder to transact the business of banking.

     I am admitted to the Bar of the State of Maryland, and express no opinion as to the law of any jurisdiction other than the laws of the United States of America.

     You may rely on this opinion in connection with an opinion to be submitted by you to the Bank and filed by the Bank with the Securities and Exchange Commission as an exhibit to the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the
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Richards, Layton & Finger
August 21, 1998
Page 2

Registration Statement and to the use of my name under the heading "Legal Matters" in the prospectus relating to the Certificates. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,

                              /s/ John W. Scheflen, Esq.

                              John W. Scheflen, Esq.